Exhibit 99.1

Investor & Media Relations Scott Deitz 419.248.8935

Owens Corning Reports Fourth-Quarter and Full-Year 2009 Results

Successful 2009 Positions Owens Corning to Grow Adjusted Earnings in 2010

•	Free cash flow of $335 million generated during 2009

•	Record results in the Roofing business

•	Composites profitable for second half of 2009

•	Adjusted EPS expected to grow by 25 percent or more in 2010

TOLEDO, Ohio – Feb. 17, 2010 – Owens Corning (NYSE: OC) today reported consolidated net sales of $4.8 billion in 2009, compared with $5.8 billion in 2008. Consolidated net sales for the fourth quarter of 2009 were $1.2 billion, compared with $1.3 billion in 2008. Sales were lower because of weakness in the global economy and the U.S. housing market.

Owens Corning’s 2009 adjusted earnings were $145 million, or $1.14 per adjusted diluted share, compared with $152 million, or $1.17 per adjusted diluted share in 2008. Adjusted earnings in the fourth quarter of 2009 were $1 million, or $0.01 per adjusted diluted share, compared with $24 million, or $0.19 per adjusted diluted share, in the fourth quarter of 2008. Owens Corning’s 2009 net earnings were $64 million, or $0.50 per diluted share, compared with a net loss of $813 million, or $6.38 per diluted share. Net loss in the fourth quarter of 2009 was $21 million, or $0.17 per diluted share, compared with a net loss of $34 million, or $0.27 per diluted share in 2008. See Tables 1, 2 and 5 for a discussion and reconciliation of these items.

Record Roofing performance, significant reductions in working capital, tight control of capital spending, and a favorable tax position drove outstanding cash generation in 2009. The Company generated free cash flow of $335 million in 2009. See Table 10 for a discussion and reconciliation of these items.

Consolidated Fourth-Quarter and 2009 Results

•

Earnings before interest and taxes (EBIT) in 2009 were $192 million, compared with $234 million in 2008. Excluding adjusting items (see Table 3), adjusted EBIT in 2009 was $308 million, compared with $328 million in 2008.

•

Fourth-quarter 2009 EBIT was $2 million, compared with $26 million during 2008. Excluding adjusting items (see Table 4), adjusted EBIT in the fourth quarter of 2009 was $33 million, compared with $59 million during the same period in 2008.

•	Gross margin as a percentage of net sales was 18 percent in 2009, compared with 16 percent in 2008.

•	The Company achieved its targeted $160 million in cost savings in 2009.

•	Capital expenditures for 2009 totaled $232 million, excluding precious metal purchases. Depreciation and amortization expense totaled $325 million for the year.

•	Cash taxes in 2009 were $18 million, less than the $33 million paid in 2008.

•	The Company’s safety performance improved 6 percent in 2009, compared with 2008.

“I’m pleased with what we accomplished in 2009 in the face of weakness in the U.S. housing market and the global economy,” said Mike Thaman, chairman and chief executive officer. “Our Roofing business achieved record results. The actions we took in our Composites segment returned the business to profitability in the second half of the year. We generated significant cash flow during the year through reductions in working capital and capital expenditures. We finished the year with a strong balance sheet.

“Composites performance will show improvement as we see further strengthening in global demand,” Thaman said. “We will demonstrate operating leverage in Composites as we increase capacity utilization. Our Roofing business will produce another strong year. The Insulation business is expected to narrow its losses despite continuing to face a weak market.”

Outlook

Owens Corning expects that the Company’s 2010 adjusted earnings per share (EPS) will grow by 25 percent or more. Supported by a strong balance sheet and a favorable tax position, this level of earnings would translate to adjusted EBIT of $350 million or more for 2010.

In the Composites segment, the Company believes that overall demand will continue to trend upward as global industrial activity improves. The rate of market recovery remains uncertain. Production levels in 2010 will be increased to meet demand, which will result in the Company increasing capacity utilization. In addition, this segment will continue to benefit from synergies associated with the 2007 acquisition and cost-reduction actions taken in 2008 and 2009.

The Company’s Roofing business has achieved significant margin improvements through effective price discipline and gains in manufacturing and material efficiencies. Owens Corning expects that these margin improvements will continue to drive profitability despite weak demand. Uncertainties that could affect Roofing gross margins include competitive pricing pressure and the cost and availability of raw materials, mainly asphalt.

Owens Corning believes that its Insulation business will benefit from the geographic, product and channel mix of the Company’s product portfolio, which will help moderate the impact of continued demand-driven weakness associated with new construction in the United States. The Company believes demand for insulation lags U.S. residential housing starts by approximately three months. Fourth-quarter 2009 U.S. housing starts were 19 percent lower than in the fourth quarter of 2008. Therefore, it’s expected that new residential construction-related market demand in the Insulation business will be weaker in the first quarter of 2010 than it was in the first quarter of 2009.

Cash taxes are expected to be below $35 million in 2010. The Company estimates a long-term effective tax rate of 25 percent based on the blend of its U.S. and non-U.S. operations expense.

General corporate expense in 2010 is estimated to be between $60 million and $70 million. General corporate expense includes corporate staff and activities not directly related to the operations of the Company’s segments.

The Company currently estimates that depreciation and amortization expense will be about $325 million in 2010. Capital expenditures in 2010, excluding precious metal purchases, are estimated to be higher than the $232 million invested in 2009, but less than depreciation and amortization expense expected in 2010. This level of investment will allow the Company to maintain its current asset platform and to complete the new Reinforcements plant that is under construction in China.

Other Financial Items

•	At the end of 2009, Owens Corning had net debt of $1.65 billion, compared with $1.98 billion in 2008, an improvement of 17 percent. See Table 10.

•

Current cash on hand of $564 million coupled with future cash flows and other sources will provide ample liquidity to meet the Company’s cash requirements. Owens Corning has no significant debt maturities until the fourth quarter of 2011 and remains well within compliance of the financial covenants in its senior revolving credit facility and senior term-loan facility.

•	In October of 2009, Standard & Poor’s Ratings Services affirmed its BBB- rating on Owens Corning and improved the outlook to stable from negative.

•	In December of 2009, Fitch Ratings initiated coverage of Owens Corning and assigned a BBB- rating with a stable outlook.

•	Owens Corning’s federal tax net operating loss carryforward was $2.6 billion at the end of 2009.

Business Segment Highlights

Composites

NET SALES

Lower sales volumes, resulting from reduced demand levels, represented approximately two-thirds of the decrease in net sales for 2009, compared with 2008. Demand for the Company’s Reinforcements products decreased in December of 2008 to 45 percent below the average monthly demand for the first 11 months of 2008 because of the global economic slow down. Demand increased each quarter in 2009, and it was stronger in the fourth quarter of 2009 than in the fourth quarter of 2008. The inclusion of four months of sales from two plants in Europe divested in 2008 also negatively affected the 2009 to 2008 comparison. The remainder of the decrease was related to unfavorable product mix, lower selling prices and unfavorable currency translation.

EBIT

Owens Corning’s Composites segment EBIT was $241 million lower in 2009 than in 2008. The decline was primarily driven by lower sales volumes, including the impact of underutilization of production capacity. Lower selling prices, partially offset by lower marketing and administrative expenses, also impacted EBIT for the Composites segment. This segment includes a portfolio of various products across several geographic regions including Europe, the Americas and Asia-Pacific. The Company increased selling prices in many regions and products to partially recover inflation during the second half of 2008. In the European Reinforcements business, however, first-quarter 2009 selling prices deteriorated from the fourth quarter of 2008 because of significant declines in composites demand. This region continued to experience competitive pressure resulting in gradual declines in price through the first nine months of 2009. However, prices began to increase during the fourth quarter.

Building Materials

NET SALES

Net sales in the Building Materials segment were lower in 2009 compared with 2008, primarily driven by demand weakness resulting from lower U.S. housing starts.

Sales in the Roofing business were comparable year-over-year as higher selling prices offset lower sales volumes. The Company increased selling prices in the Roofing business in the months leading up to the fourth quarter of 2008 to recover inflation in raw material costs, particularly asphalt. Since that time, selling prices have remained generally stable. Lower demand, associated with both reduced storm activity and reduced new residential construction, resulted in a decreased level of sales volumes.

In the Insulation business, lower sales volumes represented more than three-fourths of the decline in net sales. Insulation demand was down primarily because of the lower level of U.S. housing starts. Lagged U.S. housing starts for 2009 were 43 percent lower than those for the same period in the prior year, according to data reported by the United States Census Bureau. The Company’s Insulation business includes a diverse portfolio with a geographic mix of the United States, Canada, Asia-Pacific, and Latin America; a market mix of residential, commercial, industrial, and other markets; and a channel mix of retail, contractor and distribution. In aggregate, these sectors moderated the impact of lower U.S. housing starts on overall insulation demand.

EBIT

The substantial increase in EBIT in the Building Materials segment was driven by unit margin improvements in the Roofing business, which were partially offset by lower EBIT performance in the rest of the segment.

In Owens Corning’s Roofing business, higher unit margins accounted for the year-over-year increase in EBIT. The EBIT margin momentum from the fourth quarter of 2008 continued throughout 2009 as a result of generally stable selling prices and deflation in raw material costs, primarily asphalt.

In the Insulation business, lower sales volumes, including the impact of underutilization of the Company’s production capacity, accounted for substantially all of the decrease in EBIT. Other items impacting EBIT were slight price declines in certain sectors, which were offset by improved manufacturing productivity; deflation in raw material costs; and lower marketing and administrative expenses.

Owens Corning took actions across the Building Materials segment during 2008 and 2009 to reduce production capacity and align cost structure with market demand in response to the continued weak U.S. housing market.

First-quarter 2010 results will be announced on Wednesday, April 28, 2010.

Conference Call and Presentation

Wednesday, Feb. 17, 2010

11 a.m. ET

All Callers

Live dial-in telephone number: U.S. 1-866-788-0545 or International 1-857-350-1683

Passcode: 24096865

(Please dial in 10 minutes before conference call start time.)

Live webcast: http://www.owenscorning.com/investors

Telephone replay available through Feb. 24: U.S. 1-888-286-8010 or International 1-617-801-6888

Passcode: 10629464

Replay of webcast also available at: http://www.owenscorning.com/investors.

Presentation

To view the slide presentation during the conference call, please log on to the live webcast at www.owenscorning.com/investors.

About Owens Corning

Owens Corning (NYSE: OC) is a leading global producer of residential and commercial building materials, glass-fiber reinforcements and engineered materials for composite systems. A Fortune 500 Company for 55 consecutive years, Owens Corning is committed to driving sustainability by delivering solutions, transforming markets and enhancing lives. Founded in 1938, Owens Corning is a market-leading innovator of glass-fiber technology with sales of $4.8 billion in 2009 and about 16,000 employees in 28 countries on five continents. Additional information is available at www.owenscorning.com.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those projected in these statements. Such factors include, without limitation: economic and political conditions, including new legislation or other governmental actions; levels of residential and commercial construction activity; competitive factors; pricing factors; weather conditions; our level of indebtedness; industry and economic conditions that affect the market and operating conditions of our customers, suppliers or lenders; availability and cost of energy and materials; availability and cost of credit; interest rate movements; issues related to acquisitions, divestitures and joint ventures; our ability to use our net operating loss carryforwards; achievement of expected synergies, cost reductions and/or productivity improvements; issues involving implementation of new business systems; foreign exchange fluctuations; research and development activities; difficulties in managing production capacity; labor disputes; and, factors detailed from time to time in the Company’s Securities and Exchange Commission filings. The information in this news release speaks as of the date Feb. 17, 2010 and is subject to change. The Company does not undertake any duty to update or revise forward-looking statements. Any distribution of this news release after that date is not intended and will not be construed as updating or confirming such information.

###

Table 1

Owens Corning and Subsidiaries

Consolidated Statements of Earnings (Loss)

(unaudited)

(in millions, except per share amounts)

	Twelve Months Ended Dec. 31,
	2009	2008	2007
NET SALES	$4,803	$5,847	$4,978
COST OF SALES	3,954	4,925	4,202

Gross margin	849	922	776
OPERATING EXPENSES
Marketing and administrative expenses	522	617	498
Science and technology expenses	61	69	63
Charges related to cost reduction actions	34	7	28
Employee emergence equity program expense	29	26	37
Other (income) expenses	11	(31)	6

Total operating expenses	657	688	632

EARNINGS FROM CONTINUING OPERATIONS BEFORE INTEREST AND TAXES	192	234	144
Interest expense, net	111	116	122

EARNINGS FROM CONTINUING OPERATIONS BEFORE TAXES	81	118	22
Income tax expense (benefit)	14	931	(8)

EARNINGS (LOSS) FROM CONTINUING OPERATIONS BEFORE EQUITY IN NET EARNINGS (LOSS) OF AFFILIATES	67	(813)	30
Equity in net earnings (loss) of affiliates	—	2	(1)

EARNINGS (LOSS) FROM CONTINUING OPERATIONS	67	(811)	29
Discontinued operations:
Earnings from discontinued operations, net of tax of $0, $0 and $5, respectively	—	—	9
Gain on sale of discontinued operations, net of tax of $0, $0 and $40, respectively	—	—	60

Total earnings from discontinued operations	—	—	69

NET EARNINGS (LOSS)	67	(811)	98
Less: Net earnings attributable to noncontrolling interests	3	2	3

NET EARNINGS (LOSS) ATTRIBUTABLE TO OWENS CORNING	$64	$(813)	$95

AMOUNTS ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS:
Earnings (loss) from continuing operations, net of tax	$64	$(813)	$26
Discontinued operations, net of tax	—	—	69

NET EARNINGS (LOSS)	$64	$(813)	$95

BASIC EARNINGS (LOSS) PER COMMON SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS
Earnings (loss) from continuing operations	$0.51	$(6.38)	$0.20
Earnings from discontinued operations	—	—	0.54

Basic earnings (loss) per common share	$0.51	$(6.38)	$0.74

DILUTED EARNINGS (LOSS) PER COMMON SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS
Earnings (loss) from continuing operations	$0.50	$(6.38)	$0.20
Earnings from discontinued operations	—	—	0.54

Diluted earnings (loss) per common share	$0.50	$(6.38)	$0.74

WEIGHTED-AVERAGE COMMON SHARES
Basic	124.8	127.4	128.4
Diluted	127.1	127.4	129.0

Owens Corning follows the authoritative guidance referring to “Noncontrolling Interest in Consolidated Financial Statements,” effective January 1, 2009, which, among other things, changed the presentation format and certain captions of the Consolidated Statements of Earnings (Loss) and Consolidated Balance Sheets. Owens Corning uses the captions recommended by this standard in its Consolidated Financial Statements such as net earnings attributable to Owens Corning and diluted earnings per common share attributable to Owens Corning common stockholders. However, in the preceding release Owens Corning has shortened this language to net earnings and earnings per share (or a slight variation thereof), respectively.

Table 2

Owens Corning and Subsidiaries

Consolidated Statements of Earnings (Loss)

(unaudited)

(in millions, except per share amounts)

	Three Months Ended Dec. 31,
	2009	2008
NET SALES	$1,162	$1,291
COST OF SALES	1,001	1,091

Gross margin	161	200
OPERATING EXPENSES
Marketing and administrative expenses	135	159
Science and technology expenses	16	17
Charges (credits) related to cost reduction actions	1	(1)
Employee emergence equity program expense	12	6
Other income	(5)	(7)

Total operating expenses	159	174

EARNINGS BEFORE INTEREST AND TAXES	2	26
Interest expense, net	30	26

(LOSS) BEFORE TAXES	(28)	—
Income tax expense (benefit)	(9)	35

(LOSS) BEFORE EQUITY IN NET EARNINGS OF AFFILIATES	(19)	(35)
Equity in net earnings of affiliates	—	1

NET LOSS	(19)	(34)
Less: Net earnings attributable to noncontrolling interests	2	—

NET LOSS ATTRIBUTABLE TO OWENS CORNING	$(21)	$(34)

BASIC LOSS PER COMMON SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS	$(0.17)	$(0.27)

DILUTED LOSS PER COMMON SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS	$(0.17)	$(0.27)

WEIGHTED AVERAGE COMMON SHARES
Basic	125.7	124.8
Diluted	125.7	124.8

Owens Corning follows the authoritative guidance referring to “Noncontrolling Interest in Consolidated Financial Statements,” effective January 1, 2009, which, among other things, changed the presentation format and certain captions of the Consolidated Statements of Earnings (Loss) and Consolidated Balance Sheets. Owens Corning uses the captions recommended by this standard in its Consolidated Financial Statements such as net earnings attributable to Owens Corning and diluted earnings per common share attributable to Owens Corning common stockholders. However, in the preceding release Owens Corning has shortened this language to net earnings and earnings per share (or a slight variation thereof), respectively.

Table 3

Owens Corning and Subsidiaries

EBIT Reconciliation Schedules

(unaudited)

For purposes of internal review of Owens Corning’s year-over-year operational performance, management excludes from net earnings attributable to Owens Corning certain items it believes are not the result of current operations. Additionally, management views net precious metal lease expense as a financing item included in net interest expense rather than as a product cost included in cost of sales. The adjusted financial measure resulting from these adjustments is used internally by Owens Corning for various purposes, including reporting results of operations to the Board of Directors, analysis of performance, and related employee compensation measures. Although management believes that these adjustments result in a measure that provides it a useful representation of its operational performance, the adjusted measure should not be considered in isolation or as a substitute for net earnings attributable to Owens Corning as prepared in accordance with accounting principles generally accepted in the United States.

Adjusting items are shown in the table below (in millions):

	Twelve Months Ended Dec. 31,
	2009	2008	2007
Net precious metal lease (expense) income	$—	$(9)	$3
Charges related to cost reduction actions and related items	(53)	(7)	(54)
Acquisition integration and transaction costs	(33)	(85)	(101)
Gains (losses) on sales of assets and other	(1)	33	(12)
Employee emergence equity program expense	(29)	(26)	(37)

Total adjusting items	$(116)	$(94)	$(201)

The reconciliation from net earnings (loss) attributable to Owens Corning to Adjusted EBIT is shown in the table below (in millions):

	Twelve Months Ended Dec. 31,
	2009	2008	2007
NET EARNINGS (LOSS) ATTRIBUTABLE TO OWENS CORNING	$64	$(813)	$95
Less: Net earnings attributable to noncontrolling interests	3	2	3

NET EARNINGS (LOSS)	67	(811)	98
Discontinued operations
Earnings from discontinued operations, net of tax of $0, $0 and $5, respectively	—	—	9
Gain on sale of discontinued operations, net of tax of $0, $0 and $40, respectively	—	—	60

Total earnings from discontinued operations	—	—	69

EARNINGS (LOSS) FROM CONTINUING OPERATIONS	67	(811)	29
Equity in net earnings (loss) of affiliates	—	2	(1)

EARNINGS (LOSS) FROM CONTINUING OPERATIONS BEFORE EQUITY IN NET EARNINGS (LOSS) OF AFFILIATES	67	(813)	30
Income tax expense (benefit)	14	931	(8)

EARNINGS FROM CONTINUING OPERATIONS BEFORE TAXES	81	118	22
Interest expense, net	111	116	122

EARNINGS FROM CONTINUING OPERATIONS BEFORE INTEREST AND TAXES	192	234	144
Less: adjusting items from above	(116)	(94)	(201)

ADJUSTED EBIT	$308	$328	$345

Table 4

Owens Corning and Subsidiaries

EBIT Reconciliation Schedules

(unaudited)

For purposes of internal review of Owens Corning’s year-over-year operational performance, management excludes from net earnings attributable to Owens Corning certain items it believes are not the result of current operations. Additionally, management views net precious metal lease expense as a financing item included in net interest expense rather than as a product cost included in cost of sales. The adjusted financial measure resulting from these adjustments is used internally by Owens Corning for various purposes, including reporting results of operations to the Board of Directors, analysis of performance, and related employee compensation measures. Although management believes that these adjustments result in a measure that provides it a useful representation of its operational performance, the adjusted measure should not be considered in isolation or as a substitute for net earnings attributable to Owens Corning as prepared in accordance with accounting principles generally accepted in the United States.

Adjusting items are shown in the table below (in millions):

	Three Months Ended Dec. 31,
	2009	2008
Net precious metal lease (expense)	$—	$(2)
(Charges) credits related to cost reduction actions and related items	(8)	1
Acquisition integration and transaction costs	(12)	(23)
Gains (losses) on sales of assets and other	1	(3)
Employee emergence equity program expense	(12)	(6)

Total adjusting items	$(31)	$(33)

The reconciliation from net earnings (loss) attributable to Owens Corning to Adjusted EBIT is shown in the table below (in millions):

	Three Months Ended Dec. 31,
	2009	2008
NET EARNINGS (LOSS) ATTRIBUTABLE TO OWENS CORNING	$(21)	$(34)
Less: Net earnings attributable to noncontrolling interests	2	—

NET EARNINGS (LOSS)	(19)	(34)
Equity in net earnings (loss) of affiliates	—	1

NET EARNINGS (LOSS) OF AFFILIATES	(19)	(35)
Income tax expense (benefit)	(9)	35

EARNINGS FROM OPERATIONS BEFORE TAXES	(28)	—
Interest expense, net	30	26

EARNINGS FROM OPERATIONS BEFORE	2	26
INTEREST AND TAXES	—	—
Less: adjusting items from above	(31)	(33)

ADJUSTED EBIT	$33	$59

Table 5

Owens Corning and Subsidiaries

EPS Reconciliation Schedules

(unaudited)

(in millions, except per share data)

For purposes of internal review of Owens Corning’s year-over-year operational performance, management excludes from net earnings attributable to Owens Corning certain items it believes are not the result of current operations. Additionally, management views net precious metal lease expense as a financing item included in net interest expense rather than as a product cost included in cost of sales. The adjusted financial measures resulting from these adjustments are used internally by Owens Corning for various purposes, including reporting results of operations to the Board of Directors, analysis of performance and related employee compensation measures. Although management believes that these adjustments result in measures that provide it a useful representation of its operational performance, the adjusted measures should not be considered in isolation or as a substitute for net earnings attributable to Owens Corning as prepared in accordance with accounting principles generally accepted in the United States. A reconciliation from net earnings attributable to Owens Corning to Adjusted Earnings, a reconciliation from diluted earnings per share to Adjusted diluted earnings per share and a reconciliation from weighted-average shares outstanding used for diluted earnings per share to Adjusted diluted shares outstanding are shown in the tables below.

	Three Months Ended Dec. 31,		Twelve Months Ended Dec. 31,
	2009	2008	2009	2008
RECONCILIATION TO ADJUSTED EARNINGS
Net earnings (loss) attributable to Owens Corning	$(21)	$(34)	$64	$(813)
Adjustment to remove adjusting items	31	33	116	94
Adjustment to classify net precious metal lease expense as interest	—	(2)	—	(9)
Adjustment to tax expense to reflect an expected long-term rate of 25%*	(9)	27	(35)	880

ADJUSTED EARNINGS	$1	$24	$145	$152

RECONCILIATION TO ADJUSTED DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS
DILUTED EARNINGS (LOSS) PER COMMON SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS	$(0.17)	$0.27	$0.50	$(6.38)
Convert to adjusted diluted earnings (loss) per share	—	0.01	—	0.13
Adjustment to remove adjusting items	0.24	0.26	0.91	0.72
Adjustment to classify net precious metal lease expense as interest	—	(0.02)	—	(0.07)
Adjustment to tax expense to reflect an expected long-term rate of 25%*	(0.06)	(0.33)	(0.27)	6.77

ADJUSTED DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS	$0.01	$0.19	$1.14	$1.17

RECONCILIATION TO ADJUSTED DILUTED SHARES OUTSTANDING
Weighted-average shares outstanding used for basic earnings per share	125.7	124.8	124.8	127.4
Non-vested restricted shares	1.9	1.1	2.3	1.4
Shares related to employee emergence program	—	1.0	—	1.1

Adjusted diluted shares outstanding **	127.6	126.9	127.1	129.9

*	The company estimates a long-term sustainable effective tax rate of 25% based upon the projected blend of its U.S. and non-U.S. operations.
**	The employee emergence shares are reflected as outstanding because the employee emergence equity expense has been removed from adjusted earnings.

Table 6

Owens Corning and Subsidiaries

Consolidated Balance Sheets

(unaudited)

(in millions)

	Dec. 31, 2009	Dec. 31, 2008
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$564	$236
Receivables, less allowances of $23 at Dec. 31, 2009 and $21 at Dec. 31, 2008	552	576
Inventories	615	899
Assets held for sale – current	—	13
Other current assets	123	133

Total current assets	1,854	1,857
Property, plant and equipment, net	2,806	2,819
Goodwill	1,124	1,124
Intangible assets	1,169	1,190
Deferred income taxes	31	42
Assets held for sale – non-current	—	3
Other non-current assets	183	187

TOTAL ASSETS	$7,167	$7,222

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$923	$1,121
Short-term debt	11	30
Long-term debt – current portion	9	16
Liabilities held for sale – current	—	8

Total current liabilities	943	1,175
Long-term debt, net of current portion	2,177	2,172
Pension plan liability	340	308
Other employee benefits liability	295	270
Deferred income taxes	386	400
Other liabilities	143	117
Commitments and contingencies
Mandatorily redeemable noncontrolling interest	30	—
OWENS CORNING STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.01 per share (a)	—	—
Common stock, par value $0.01 per share (b)	1	1
Additional paid in capital	3,847	3,824
Accumulated deficit	(739)	(803)
Accumulated other comprehensive deficit	(185)	(183)
Cost of common stock in treasury (c)	(104)	(101)

Total Owens Corning stockholders’ equity	2,820	2,738
Noncontrolling interest	33	42

Total equity	2,853	2,780

TOTAL LIABILITIES AND EQUITY	$7,167	$7,222

(a)	10 shares authorized; none issued or outstanding at Dec. 31, 2009 and Dec. 31, 2008
(b)	400 shares authorized; 132.6 issued and 127.8 outstanding at Dec. 31, 2009; 131.7 issued and 127.0 outstanding at Dec. 31, 2008
(c)	4.8 shares at Dec. 31, 2009 and 4.7 shares at Dec. 31, 2008

Table 7

Owens Corning and Subsidiaries

Consolidated Statements of Cash Flows

(unaudited)

(in millions)

	Twelve Months Ended Dec. 31,
	2009	2008	2007
NET CASH FLOW PROVIDED BY OPERATING ACTIVITIES
Net earnings (loss)	$67	$(811)	$98
Adjustments to reconcile net earnings (loss) to cash provided by operating activities:
Depreciation and amortization	325	331	343
Gain on sale of businesses and fixed assets	(9)	(51)	(104)
Impairment of long-lived assets	3	11	76
Deferred income taxes	17	893	—
Provision for pension and other employee benefits liabilities	38	30	45
Stock-based compensation expense	52	43	42
Other non-cash	(13)	(17)	(14)
Restricted cash	7	2	52
Payments related to Chapter 11 filings	—	(3)	(109)
Change in working capital	134	(164)	(93)
Pension fund contribution	(43)	(73)	(121)
Payments for other employee benefits liabilities	(25)	(24)	(25)
Other	(12)	26	(8)

Net cash flow provided by operating activities	541	193	182

NET CASH FLOW USED FOR INVESTING ACTIVITIES
Additions to plant and equipment	(243)	(434)	(247)
Investment in subsidiaries and affiliates, net of cash acquired	—	—	(620)
Proceeds from the sale of assets and affiliates	39	272	437

Net cash flow used for investing activities	(204)	(162)	(430)

NET CASH FLOW PROVIDED BY (USED FOR) FINANCING ACTIVITIES
Proceeds from issuance of senior notes	344	—	—
Proceeds from senior revolving credit facility	260	1,135	713
Payments on senior revolving credit facility	(586)	(955)	(573)
Proceeds from long-term debt	6	12	617
Payments on long-term debt	(15)	(9)	(85)
Net decrease in short-term debt	(20)	(16)	(13)
Payment of contingent note to Asbestos PI Trust	—	—	(1,390)
Purchases of noncontrolling interest	(3)	—	—
Purchases of treasury stock	(3)	(100)	—

Net cash flow provided by (used for) financing activities	(17)	67	(731)

Effect of exchange rate changes on cash	8	3	25

Net increase (decrease) in cash and cash equivalents	328	101	(954)
Cash and cash equivalents at beginning of period	236	135	1,089

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$564	$236	$135

DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the year for income taxes	$18	$33	$40
Cash paid during the year for interest	$120	$120	$159

Table 8

Owens Corning and Subsidiaries

Segment Data and Additional Business Information

(unaudited)

Composites

The table below provides a summary of net sales, EBIT and depreciation and amortization expense for our Composites segment (in millions):

	Twelve Months Ended Dec. 31,
	2009	2008	2007
Net sales	$1,633	$2,363	$1,695
% change from prior year	-31%	39%	23%

EBIT	$(33)	$208	$123
EBIT as a % of net sales	-2%	9%	7%

Depreciation and amortization expense	$130	$138	$115

Building Materials

The table below provides a summary of net sales, EBIT and depreciation and amortization expense for the Building Materials segment and our businesses within this segment (in millions):

	Twelve Months Ended Dec. 31,
	2009	2008	2007
Net sales
Insulation	$1,285	$1,573	$1,776
Roofing	1,898	1,863	1,375
Other	141	235	301
Eliminations	(10)	(15)	(13)

Total Building Materials	$3,314	$3,656	$3,439

% change from prior year	-9%	6%	-18%

EBIT
Insulation	$(85)	$14	$192
Roofing	530	185	27
Other	(44)	(24)	14

Total Building Materials	$401	$175	$233

EBIT as a % of net sales	12%	5%	7%

Depreciation and amortization expense
Insulation	$117	$119	$125
Roofing	42	42	40
Other	15	12	10

Total Building Materials	$174	$173	$175

Table 9

Owens Corning and Subsidiaries

Segment Data and Additional Business Information

(unaudited)

Composites

The table below provides a summary of net sales, EBIT and depreciation and amortization expense for our Composites segment (in millions):

	Three Months Ended Dec. 31,
	2009	2008
Net sales	$446	$448
% change from prior year	0%	-17%

EBIT	$2	$19
EBIT as a % of net sales	0%	4%

Depreciation and amortization expense	$40	$41

Building Materials

The table below provides a summary of net sales, EBIT and depreciation and amortization expense for the Building Materials segment and our businesses within this segment (in millions):

	Three Months Ended Dec. 31,
	2009	2008
Net sales
Insulation	$379	$375
Roofing	338	466
Other	31	46
Eliminations	(2)	(4)

Total Building Materials	$746	$883

% change from prior year	-16%	11%

EBIT
Insulation	$(9)	$(9)
Roofing	72	70
Other	(14)	(13)

Total Building Materials	$49	$48

EBIT as a % of net sales	7%	5%

Depreciation and amortization expense
Insulation	$27	$30
Roofing	11	12
Other	4	3

Total Building Materials	$42	$45

Table 10

Owens Corning and Subsidiaries

Free Cash Flow and Net Debt

(unaudited)

The following table presents the free cash flow and net debt. Free cash flow is the change in net debt excluding the cash impact of issuing new stock, repurchasing treasury stock, and paying stockholder dividends. Net debt is total debt excluding the impact of the interest rate swap, less cash and cash equivalents. Free cash flow and net debt are as follows (in millions):

	Three Months Ended Dec. 31,
Balance as of December 31:	2009	2008
Short-term debt	$11	$30
Long-term debt — current portion	9	16
Long-term debt, net of current portion	2,177	2,172

Total debt	2,197	2,218
Less: Cash and cash equivalents	564	236
Less: Impact of interest rate swap on debt	(17)	—

Net debt	$1,650	$1,982

Balance as of September 30:	2009	2008
Short-term debt	$12	$40
Long-term debt — current portion	10	5
Long-term debt, net of current portion	2,192	2,045

Total debt	2,214	2,090
Less: Cash and cash equivalents	387	76

Net debt	1,827	2,014

Change in net debt	177	32
Less: Purchases of treasury stock for the three months ended December 31, 2009 and 2008	(3)	(38)

Free cash flow generated	$180	$70

	Twelve Months Ended Dec. 31,
Balance as of December 31:	2009	2008
Short-term debt	$11	$30
Long-term debt — current portion	9	16
Long-term debt, net of current portion	2,177	2,172

Total debt	2,197	2,218
Less: Cash and cash equivalents	564	236
Less: Impact of interest rate swap on debt	(17)	—

Net debt	$1,650	$1,982

Balance as of December 31:	2008	2007
Short-term debt	$30	$47
Long-term debt — current portion	16	10
Long-term debt, net of current portion	2,172	1,993

Total debt	2,218	2,050
Less: Cash and cash equivalents	236	135

Net debt	1,982	1,915

Change in net debt	332	(67)
Less: Purchases of treasury stock for the twelve months ended December 31, 2009 and 2008	(3)	(100)

Free cash flow generated	$335	$33